Exhibit 99.1

BIO-key Repays $2.2M Senior Secured Note

Holmdel, NJ – December 21, 2023 - BIO-key® International, Inc. (NASDAQ: BKYI), an innovative provider of workforce and customer Identity and Access Management (IAM) featuring passwordless, phoneless and token-less Identity-Bound Biometric (IBB) authentication solutions, announced today that it has repaid its $2.2M senior secured note in full, eliminating all long-term debt and has completed a $550,000 private placement of units at a premium to market. Each unit in the placement included one share of common stock or a prefunded warrant in lieu thereof and one common warrant to purchase one and one half shares of common stock at a presplit price of $0.175 per unit. Each common warrant is exercisable at a presplit price of $0.175 per share.

BIO-key CEO Michael DePasquale commented, “We are working to put BIO-key on a strong financial footing for continued growth and improving bottom-line performance in 2024 and beyond. These efforts include the completion of $4.3M in equity funding over the past two months. Proceeds from these offerings have strengthened our cash and liquidity position while also enabling us to retire a $2.2M note issued and held by AJB Capital Investments.

“Given our progress to date this year, we are optimistic about our outlook for 2024. Over the last four completed quarters , we grew revenues 39% to $8.6M. and in Q3’23 we reduced our net loss to $638,000 from a net loss of $2.4M in Q3’22. Given our operating improvements and new capital, we believe we are well positioned to build on this progress in 2024. Our optimism is supported by increasing quote activity and deal sizing; our expanding base of recurring revenues; and our expanding global Channel Alliance Partner program.”

Following the 1-for-18 reverse stock split effective with the commencement of trading on December 21, 2023, BIO-key will have approximately 1 million shares of common stock issued and outstanding and approximately 1.9 million common stock equivalents inclusive of prefunded warrants. The securities issued in the private placement were not registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over thirty-five million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to regain compliance with the Nasdaq continued listing standards, market conditions and the impact of the reverse stock split on the trading price of our common stock; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Swivel Secure into our business; fluctuations in foreign currency exchange rates; delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
Twitter – Corporate:	@BIOkeyIntl
Twitter – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Investor Contacts

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800